Exhibit 99.1

For Immediate Release

First Hawaiian, Inc. Completes Investment Portfolio Restructuring

HONOLULU, Hawaii December 9, 2024--(Globe Newswire)--First Hawaiian, Inc. (NASDAQ:FHB), (“First Hawaiian” or the “Company”) today announced the completion of a restructuring related to its available-for-sale investment securities portfolio.

The Company executed the sale of $293 million of its lower-yielding available-for-sale debt securities for an estimated after-tax loss of $19.7 million. Proceeds from the sale were reinvested in $293 million of debt securities currently yielding 309 basis points more than the securities that were sold. The transaction is projected to increase net interest income by approximately $8.6 million and net interest margin by approximately 4 basis points in 2025. The transaction is projected to increase net interest income by approximately $0.5 million and net interest margin by approximately 1 basis point in the fourth quarter of 2024.

The securities sold had a weighted average yield of 1.92% and a weighted average duration of 3.2 years. The proceeds were reinvested into securities with a weighted average yield of 5.01%, with a weighted average duration of 4.1 years. The Company recognized a one-time pre-tax loss of $26.2 million as a result of the transaction, which will be recognized in the quarter ending December 31, 2024. The breakeven on this transaction is estimated to be 3 years.

This restructuring had no impact on tangible equity, and the Company remains "well capitalized" under applicable regulatory guidelines.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii.  Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there can be no assurance that actual results will not prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results or performance to differ materially from the forward-looking statements, including (without limitation) the risks and uncertainties associated with the domestic and global economic environment and capital market conditions and other risk factors. For a discussion of some of these risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024.

Investor Relations Contact: Kevin Haseyama, CFA (808) 525-6268 khaseyama@fhb.com	Media Contact: Lindsay Chambers (808) 525-6254 lchambers@fhb.com